Exhibit 5.1

BARACK FERRAZZANO KIRSCHBAUM & NAGELBERG LLP
200 WEST MADISON STREET, SUITE 3900
CHICAGO, ILLINOIS 60606
Telephone (312) 984-3100
Facsimile (312) 984-3150

December 22, 2014

First Community Financial Partners, Inc.
2801 Black Rd.
Joliet, Illinois 60435

Re:	Registration Statement on Form S-8 of First Community

Financial Partners, Inc.
Ladies and Gentlemen:
We have acted as special counsel to First Community Financial Partners, Inc., an Illinois corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of 900,000 additional shares (the “Shares”) of common stock, $1.00 par value per share, of the Company (the “Common Stock”), authorized for issuance pursuant to the First Community Financial Partners, Inc. 2013 Equity Incentive Plan, as amended (the “Plan”), as set forth in the Registration Statement on Form S-8 being filed with the Securities and Exchange Commission (the “Commission”) on December 22, 2014 (together with all exhibits thereto, the “Registration Statement”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.
We have made such legal and factual investigations as we deemed necessary for purposes of this opinion. We have examined originals or copies, certified or otherwise identified to our satisfaction, of: (a) the Registration Statement; (b) the Company’s Articles of Incorporation, as amended and currently in effect (the “Articles of Incorporation”); (c) the Company’s Bylaws, as amended and currently in effect (the “Bylaws”); (d) the resolutions of the board of directors of the Company (the “Board”) dated December 18, 2014 with respect to the filing of the Registration Statement; (e) the Plan; and (f) such other certificates, statutes and other instruments and documents as were considered appropriate for purposes of the opinions hereafter expressed. In our investigation, we have assumed the genuineness of all signatures, the proper execution of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as facsimile, electronic or photostatic copies and the authenticity of the originals of such copies. As to matters of fact, we have relied upon oral or written representations of officers of the Company.
The opinions set forth herein are subject to the following assumptions, qualifications, limitations and exceptions being true and correct at or before the time of the delivery of any Shares issued pursuant to the Plan: (a) either certificates representing the Shares shall have been duly executed, countersigned and registered and duly delivered to the person entitled thereto against payment of the agreed consideration therefor (in an amount not less than the par value thereof), or if any Share is to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Share to the person entitled thereto against payment of the agreed consideration therefor (in an amount not less than the par value thereof), all in accordance with the Plan; (b) the Registration Statement, and any amendments thereto (including post-effective amendments), shall have become

BARACK FERRAZZANO KIRSCHBAUM & NAGELBERG LLP

First Community Financial Partners, Inc.
December 22, 2014

effective under the Act, and such effectiveness shall not have been terminated or rescinded; and (c) the Shares shall have been issued in accordance with the Plan.
Based upon the foregoing, and subject to the qualifications, assumptions and limitations set forth herein, it is our opinion that the Shares have been duly authorized and, when the Registration Statement becomes effective and the Shares have been issued in accordance with the Plan, the Shares will be validly issued, and subject to the restrictions imposed by the Plan, fully paid and nonassessable.
We express no opinion concerning the laws of any jurisdiction other than the Business Corporation Act of 1983 of the State of Illinois.
We express no opinion with respect to any specific legal issues other than those explicitly addressed herein. We assume no obligation to update this opinion letter after the date that the Registration Statement initially becomes effective or otherwise advise you with respect to any facts or circumstances or changes in law that may occur or come to our attention after such date (even though the change may affect the legal conclusions stated in this opinion letter).
We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.
Very truly yours,

/s/ Barack Ferrazzano Kirschbaum &
Nagelberg LLP